                          CEDAR SHOPPING CENTERS, INC.
                             LIST OF SUBSIDIDIARIES

Entity                                                        Jurisdiction
------                                                        ------------

Academy Plaza L.L.C. 1                                        Delaware
Academy Plaza L.L.C. 2                                        Delaware
API Red Lion Shopping Center Associates                       New York
Cedar-Camp Hill, LLC                                          Delaware
Cedar Center Holdings L.L.C. 3                                Delaware
Cedar-Columbus LLC                                            Delaware
Cedar Dubois, LLC                                             Delaware
Cedar-Fort Washington LLC                                     Delaware
Cedar Golden Triangle LLC                                     Delaware
Cedar Lender LLC                                              Delaware
Cedar-Point Limited Partner LLC                               Delaware
Cedar-Riverview LLC                                           Delaware
Cedar-Riverview LP                                            Pennsylvania
Cedar-RL LLC                                                  Delaware
Cedar Shopping Centers, Inc.                                  Maryland
Cedar Shopping Centers Partnership, L.P.                      Delaware
Cedar Southington Plaza LLC                                   Delaware
Cedar Sunset Crossing LLC                                     Delaware
Cedar Townfair, LLC                                           Delaware
Cedar Townfair Phase III, LLC                                 Delaware
Cedar-Valley Plaza LLC                                        Delaware
CIF-Fairport Associates, LLC                                  Delaware
CIF-Fairview Plaza Associates, LLC                            Delaware
CIF Halifax Plaza Associates, LLC                             Delaware
CIF Newport Plaza Associates, LLC                             Delaware
CIF Loyal Plaza Associates Corp.                              Delaware
CH Swede Square, L.P.                                         Delaware
CIF-Pine Grove Plaza Associates LLC                           Delaware
CSC-Columbus LLC                                              Delaware
CSC-Riverview LLC                                             Delaware
Cedar-South Philadelphia II, LLC                              Delaware
Cedar-South Philadelphia I, LLC                               Delaware
Fairport Plaza Associates, L.P.                               Delaware
Fairview Plaza Associates, L.P.                               Delaware
Fort Washington Fitness, L.P.                                 Delaware
Greentree Road L.L.C. 1                                       Delaware
Greentree Road L.L.C. 2                                       Delaware
Halifax Plaza Associates, L.P.                                Delaware
Loyal Plaza Associates, L.P.                                  Delaware
Newport Plaza Associates, L.P.                                Delaware
Pine Grove Pad Associates, LLC                                Delaware
Pine Grove Plaza Associates, LLC                              Delaware
Port Richmond L.L.C. 1                                        Delaware
Port Richmond L.L.C. 2                                        Delaware
Swede Square, LLC                                             Pennsylvania
Swede Square Associates, L.P.                                 Pennsylvania
The Point Associates, L.P.                                    Pennsylvania
The Point Shopping Center LLC                                 Delaware
Washington Center L.L.C. 1                                    Delaware
Washington Center L.L.C. 2                                    Delaware